                                                                     Exhibit 4.3
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                          RADNOR HOLDINGS CORPORATION
                                   as Issuer,

                             WINCUP HOLDINGS, INC.
                               SP ACQUISITION CO.
                         STYROCHEM INTERNATIONAL, INC.
                         STYROCHEM INTERNATIONAL, LTD.
                            RADNOR MANAGEMENT, INC.
                    STYROCHEM EUROPE (THE NETHERLANDS) B.V.
                              STYROCHEM FINLAND OY
                             THERMISOL DENMARK APS
                              THERMISOL FINLAND OY
                              THERMISOL SWEDEN AB

                                 as Guarantors

                                      and

                           FIRST UNION NATIONAL BANK
                                   as Trustee



                         SECOND SUPPLEMENTAL INDENTURE


                          Dated as of October 15, 1997

         (Supplementing a Trust Indenture Dated as of December 5, 1996,
               as amended by a First Supplemental Indenture Dated
                            as of December 17, 1996)


                                  $100,000,000

                           10% Senior Notes due 2003

          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of the 15th day of October 1997, (this "Second Supplemental Indenture") is among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the "Company"), WINCUP HOLDINGS, INC., a Delaware corporation, SP ACQUISITION CO., a Delaware corporation, STYROCHEM INTERNATIONAL, INC., a Texas corporation, STYROCHEM INTERNATIONAL, LTD., a Quebec corporation, and RADNOR MANAGEMENT, INC., a Delaware corporation (collectively, the "Guarantors"), STYROCHEM EUROPE (THE NETHERLANDS) B.V., STYROCHEM FINLAND OY, THERMISOL DENMARK APS, THERMISOL FINLAND OY, and THERMISOL SWEDEN AB (collectively, the "New Guarantors"), and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS:

          The Company, the Guarantors and the Trustee are parties to a certain Indenture dated December 5, 1996, as amended by a First Supplemental Indenture dated December 17, 1996 (as amended, the "Indenture") relating to the creation by the Company of an issue of $100,000,000 of its 10% Senior Notes, due 2003 (the "Securities");

          Each Guarantor has issued a guarantee of the Securities (collectively, the "Guarantees") pursuant to which the Guarantors have guaranteed, in accordance with Article Thirteen of the Indenture, all Indenture Obligations (as such term is defined in the Indenture); and

          The Company, the Guarantors, the New Guarantors and the Trustee now desire to enter into this Second Supplemental Indenture pursuant to Section 901(vi) of the Indenture, without the consent of the Holders, in order to add the New Guarantors as Guarantors under the Indenture;

          Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture.

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

                                  ARTICLE ONE

                    JOINDER AND GUARANTEE OF NEW GUARANTORS

          Section 101. Each of the New Guarantors hereby absolutely, unconditionally and irrevocably guarantees, on a

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joint and several basis with the Guarantors, to the Trustee and the Holders, as if each such New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee). This Guarantee shall rank pari passu with any Senior Indebtedness of the New Guarantors and shall be subject in all respects to, and governed by all of the terms and provisions applicable to Guarantees in, the Indenture, including without limitation Article Thirteen thereof.

          Section 102. As of the date hereof, all references to the "Guarantors" in the Indenture shall be deemed to refer collectively to: (i) the Guarantors in existence on the date hereof and (ii) the New Guarantors.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                RADNOR HOLDINGS CORPORATION


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                WINCUP HOLDINGS, INC.


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                SP ACQUISITION CO.


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                STYROCHEM INTERNATIONAL, INC.


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                STYROCHEM INTERNATIONAL, LTD.


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President


                                RADNOR MANAGEMENT, INC.


Attest:/s/R.Radcliffe Hastings  By:  /s/ Michael T. Kennedy
       -----------------------     --------------------------
       Name:                             Michael T. Kennedy
       Title:                            President

                                STYROCHEM EUROPE (THE NETHERLANDS) B.V.


Attest:_____________________    By:  /s/ Michael T. Kennedy
                                   --------------------------
       Name:                       Name:
       Title:                      Title:


                                STYROCHEM FINLAND OY


Attest:_____________________    By:  /s/ Michael T. Kennedy
                                 --------------------------
       Name:                     Name:
       Title:                    Title:


                                THERMISOL DENMARK APS


Attest:_____________________    By:  /s/ Michael T. Kennedy
                                   --------------------------
       Name:                       Name:
       Title:                      Title:


                                THERMISOL FINLAND OY


Attest:_____________________    By:  /s/ Michael T. Kennedy
                                   --------------------------
       Name:                       Name:
       Title:                      Title:


                                THERMISOL SWEDEN AB


Attest:_____________________    By:  /s/ Michael T. Kennedy
                                   --------------------------
       Name:                       Name:
       Title:                      Title:


                                FIRST UNION NATIONAL BANK,
                                 as Trustee


Attest: signature illegible     By:  /s/ Alan G. Finn
       --------------------        --------------------------
       Name:                             Alan G. Finn
       Title:                            Assistant Vice President

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